Journal Communications, Inc.
Segment Information (unaudited)
(dollars in thousands)

Operating revenue, Operating earnings and Depreciation and amortization are prepared in accordance with GAAP.

	2003 Quarters
	First	Second	Third	Fourth	Total (audited)
Operating revenue
Publishing	$74,555	$79,907	$78,153	$84,361	$316,976
Broadcasting	32,251	37,657	38,483	42,353	150,744
Telecommunications	36,658	37,461	36,976	38,443	149,538
Printing services	22,707	20,714	20,716	21,821	85,958
Other	23,699	23,652	24,770	22,952	95,073

	$189,870	$199,391	$199,098	$209,930	$798,289

Operating earnings
Publishing	$4,077	$8,964	$8,796	$11,362	$33,199
Broadcasting	3,824	7,597	7,227	11,231	29,879
Telecommunications	10,014	9,539	9,205	10,100	38,858
Printing services	1,191	602	728	1,239	3,760
Other	2,111	(224)	5,566	260	7,713

	$21,217	$26,478	$31,522	$34,192	$113,409

Depreciation and Amortization
Publishing	$4,136	$4,173	$4,140	$4,064	$16,513
Broadcasting	1,884	2,005	2,088	2,681	8,658
Telecommunications	4,193	4,377	4,420	4,686	17,676
Printing services	886	804	758	714	3,162
Other	652	658	647	656	2,613

	$11,751	$12,017	$12,053	$12,801	$48,622